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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Stockholders and Board of Directors
Willbros Group, Inc.:


We consent to the use of our report dated February 20, 2004, except for Note 7 which is as of March 12, 2004 and Note 14 which is as of August 16, 2004, incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in accounting for business combinations and goodwill in 2001 and 2002.


                                                   /s/ KPMG LLP
Houston, Texas
August 24, 2004